                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                        Page 1 of 2
                                                      AS OF MARCH 31, 1997
                                                 (THOUSANDS OF DOLLARS)

                                                                               PRO FORMA
                                                                             GIVING EFFECT
                                                               PRO FORMA      TO PROPOSED
                                                  PER BOOK   ADJUSTMENTS*     TRANSACTION

                                                -----------    -----------    -------------
ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC & OTHER                              $9,911,051                     $9,911,051

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                         4,061,570                      4,061,570
                                                -----------    -----------    -------------
                                                  5,849,481              0       5,849,481

UNAMORTIZED ACQUISITION COSTS - PSNH                469,353                        469,353
CONSTRUCTION WORK IN PROGRESS                       155,140                        155,140
NUCLEAR FUEL, NET                                   198,885                        198,885
                                                -----------    -----------    -------------
      TOTAL NET UTILITY PLANT                     6,672,859              0       6,672,859
                                                -----------    -----------    -------------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUSTS, AT MARKET        418,208                        418,208
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY                87,399                         87,399
   INVESTMENTS IN TRANSMISSION COMPANIES,
       AT EQUITY                                     20,342                         20,342
   INVESTMENTS IN CHARTER OAK ENERGY                 87,286                         87,286
   OTHER, AT COST                                    45,819                         45,819
                                                -----------    -----------    -------------
                                                    659,054              0         659,054
                                                -----------    -----------    -------------

CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                        261,409       (200,000)(a)     259,714
                                                                   200,000 (b)
                                                                      (195)(c)
                                                                    (1,500)(d)
   RECEIVABLES, NET                                 411,384       (190,735)(b)     220,649
   ACCRUED UTILITY REVENUES                         121,197        (77,445)(b)      43,752
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                  219,036                        219,036
   PREPAYMENTS AND OTHER                             62,245                         62,245
   RECOVERABLE ENERGY COSTS, NET CURRENT PORTION     31,960                         31,960
   INVESTMENT IN SECURITIES                                         67,074 (b)      68,180
                                                                     1,106 (d)
                                                -----------    -----------    -------------
      TOTAL CURRENT ASSETS                        1,107,231       (201,695)        905,536
                                                -----------    -----------    -------------

DEFERRED CHARGES:
   REGULATORY ASSET
      INCOME TAXES - NET                            986,477                        986,477
      DEFERRED COSTS - NUCLEAR PLANTS               190,094                        190,094
      UNRECOVERED CONTRACT OBLIGATIONS              408,439                        408,439
      RECOVERABLE ENERGY COSTS,  NET                298,069                        298,069
      DEFERRED DEMAND SIDE MANAGEMENT COSTS          76,947                         76,947
      COGENERATION COSTS - CLP                       58,029                         58,029
      OTHER                                          99,335                         99,335
   UNAMORTIZED DEBT EXPENSE                          37,425                         37,425
   OTHER                                             75,547                         75,547
                                                -----------    -----------    -------------
      TOTAL DEFERRED CHARGES                      2,230,362              0       2,230,362
                                                -----------    -----------    -------------
      TOTAL ASSETS                              $10,669,506      ($201,695)    $10,467,811
                                                ===========    ===========    =============


*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1


                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.1
                                                CONSOLIDATED BALANCE SHEET                        Page 2 of 2
                                                      AS OF MARCH 31, 1997
                                                 (THOUSANDS OF DOLLARS)


                                                                                       PRO FORMA
                                                                                     GIVING EFFECT
                                                                      PRO FORMA       TO PROPOSED
                                                         PER BOOK    ADJUSTMENTS*     TRANSACTION
                                                      -----------    -----------    -------------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                          $680,260                      $680,260
   CAPITAL SURPLUS,  PAID IN                               935,784                       935,784
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                       (167,869)                     (167,869)
   RETAINED EARNINGS                                       817,890          (983)        816,907
                                                      -----------    -----------    -------------
      TOTAL COMMON STOCKHOLDER'S EQUITY                  2,266,065          (983)      2,265,082

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                                 136,200                       136,200
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                           274,500                       274,500

   LONG-TERM DEBT                                        3,574,119                     3,574,119
                                                      -----------    -----------    -------------
      TOTAL CAPITALIZATION                               6,250,884          (983)      6,249,901

OBLIGATIONS UNDER CAPITAL LEASES                           189,128                       189,128
MINORITY INTEREST IN CONSOLIDATED SUBS                      99,944                        99,944

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANKS                                  226,250      (200,000)(a)      26,250
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                                      341,838                       341,838
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                        19,832                        19,832
   ACCOUNTS PAYABLE                                        328,008                       328,008
   ACCRUED TAXES                                            34,430          (712)(e)      33,718
   ACCRUED INTEREST                                         71,187                        71,187
   ACCRUED PENSION BENEFITS                                 96,063                        96,063
   NUCLEAR COMPLIANCE                                       34,930                        34,930
   OTHER                                                    76,392                        76,392
                                                      -----------    -----------    -------------
      TOTAL CURRENT LIABILITIES                          1,228,930      (200,712)      1,028,218


DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES                     2,024,502                     2,024,502
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                          166,776                       166,776
   DEFERRED CONTRACT OBLIGATIONS                           414,685                       414,685
   OTHER                                                   294,657                       294,657
                                                      -----------    -----------    -------------
      TOTAL DEFERRED CREDITS                             2,900,620             0       2,900,620
                                                      -----------    -----------    -------------
      TOTAL CAPITALIZATION AND
            LIABILITIES                                 $10,669,506    ($201,695)    $10,467,811
                                                      ===========    ===========    =============



*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.2
                                             CONSOLIDATED INCOME STATEMENT                        Page 1 of 1
                                           FOR 12 MONTHS ENDED MARCH 31, 1997
                                                 (THOUSANDS OF DOLLARS)


                                                                                       PRO FORMA
                                                                                     GIVING EFFECT
                                                                      PRO FORMA       TO PROPOSED
                                                         PER BOOK    ADJUSTMENTS*     TRANSACTION
                                                      -----------    ------------    -------------
OPERATING REVENUE                                       $3,739,314             $0      $3,739,314
                                                      -----------    ------------    -------------

OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                           1,168,360                      1,168,360
      OTHER                                              1,113,301                      1,113,301
   MAINTENANCE                                             446,266                        446,266
   DEPRECIATION                                            357,742                        357,742
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                         139,629                        139,629
   FEDERAL AND STATE INCOME TAXES                           35,353                         35,353
   TAXES OTHER THAN INCOME TAXES                           254,223                        254,223
                                                      -----------    ------------    -------------
      TOTAL OPERATING EXPENSES                           3,514,874              0       3,514,874
                                                      -----------    ------------    -------------
OPERATING INCOME:                                          224,440              0         224,440
                                                      -----------    ------------    -------------
OTHER INCOME:
   DEFERRED NUCLEAR PLANTS RETURN-OTHER
      FUNDS                                                  7,736                          7,736
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                                  12,939                         12,939
   MINORITY INTEREST IN INCOME OF SUBSIDIARY               (11,625)                       (11,625)
   OTHER, NET                                               33,623           (195)(c)      33,034
                                                                             (394)(d)
   INCOME TAXES - CREDIT                                    (2,730)           712 (e)      (2,018)
                                                      -----------    ------------    -------------
      OTHER INCOME, NET                                     39,943            123          40,066
                                                      -----------    ------------    -------------
INCOME BEFORE INTEREST CHARGES                             264,383            123         264,506
                                                      -----------    ------------    -------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                              283,245                        283,245
   OTHER INTEREST                                            7,373                          7,373
   DEFERRED NUCLEAR PLANTS RETURN -
      BORROWED FUNDS, NET OF INCOME TAX                    (13,378)                       (13,378)
   LOSS ON SALE OF ACCOUNTS RECEIVABLE                                      1,106 (b)       1,106
                                                      -----------    ------------    -------------
      TOTAL INTEREST CHARGES                               277,240          1,106         278,346
                                                      -----------    ------------    -------------
    INCOME BEFORE PREFERRED DIVIDENDS                      (12,857)          (983)        (13,840)

PREFERRED DIVIDENDS OF SUBSIDIARIES                         33,309                         33,309
                                                      -----------    ------------    -------------
     NET INCOME                                            (46,166)          (983)        (47,149)

EARNINGS FOR COMMON SHARE                                  (46,166)          (983)        (47,149)

EARNINGS PER COMMON SHARE                                    (0.36)                         (0.37)

COMMON SHARES OUTSTANDING (AVERAGE)                    128,627,693                    128,627,693

*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                        NORTHEAST UTILITIES AND SUBSIDIARIES                      Exhibit 2.3
                                         STATEMENT OF RETAINED EARNINGS                           Page 1 of 1
                                           FOR 12 MONTHS ENDED MARCH 31, 1997
                                         (THOUSANDS OF DOLLARS)

                                                                                       PER BOOK
                                                                                      ADJUSTED TO
                                                                      PRO FORMA         REFLECT
                                                         PER BOOK    ADJUSTMENTS*      PRO FORMA
                                                       -----------    ------------    -------------
BALANCE AT BEGINNING OF PERIOD                          $1,016,660                     $1,016,660

     NET INCOME                                            (12,857)         ($983)        (13,840)

     CASH DIVIDENDS ON PREFERRED STOCK                     (33,309)                       (33,309)

     CASH DIVIDEND ON COMMON STOCK                        (152,330)                      (152,330)

     LOSS ON RETIREMENT OF PREFERRED STOCK                    (374)                          (374)

     MISCELLANEOUS ELIMINATION                                 100                            100
                                                       -----------    ------------    -------------
BALANCE AT END OF PERIOD                                  $817,890          ($983)       $816,907
                                                       ===========    ===========-    =============




                                               NORTHEAST UTILITIES AND SUBSIDIARIES
                                          CAPITAL STRUCTURE AS OF MARCH 31, 1997
                                                             (THOUSANDS OF DOLLARS)


                                                                                       PER BOOK
                                                                                      ADJUSTED TO
                                                                      PRO FORMA         REFLECT
                                               %         PER BOOK    ADJUSTMENTS*      PRO FORMA      %
                                                       -----------   ------------    -------------
DEBT:
   LONG-TERM DEBT, NET                           59.4%  $3,914,457             $0      $3,914,457     59.4%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                               136,200                        136,200
   SUBJECT TO REDEMPTION                                   276,000                        276,000
                                                       -----------   ------------    -------------
      TOTAL PREFERRED STOCK                       6.3%     412,200              0         412,200      6.3%

COMMON EQUITY:
   COMMON SHARES                                           680,260                        680,260
   CAPITAL SURPLUS,  PAID IN                               935,784                        935,784
   DEFERRED BENEFIT PLAN-EMPLOYEE STOCK
     OWNERSHIP PLAN                                       (167,869)                      (167,869)
   RETAINED EARNINGS                                       817,890           (983)        816,907
                                                       -----------   ------------    -------------
       TOTAL COMMON STOCKHOLDER'S EQUITY         34.3%   2,266,065           (983)      2,265,082     34.3%
                                                       -----------   ------------    -------------

                TOTAL CAPITAL                   100.0%  $6,592,722          ($983)     $6,591,739    100.0%
                                                       ===========   ===========-    =============
*  EXPLANATION ON EXHIBIT 2.4  PAGE 1 OF 1

                                         NORTHEAST UTILITIES AND SUBSIDIARIES                     Exhibit 2.4
                                                 EXPLANATION OF ADJUSTMENTS                       Page 1 of 1
                                                      (THOUSANDS OF DOLLARS)


                                                                        DEBIT           CREDIT
(a)   NOTES PAYABLE TO BANK                                              $200,000
               CASH                                                                       200,000

To reverse entries related to funding under the CL&P Existing Agreement.

(b)   CASH                                                               $200,000
        INVESTMENT IN SECURITIES                                           67,074
        LOSS ON SALE OF ACCOUNTS RECEIVABLE                                 1,106
                RECEIVABLES, NET                                                         $190,735
                ACCRUED UTILITY REVENUES                                                   77,445

To record initial sale of 3/31/97 CL&P accounts receivable for proceeds of $200,000.

                                          Fair Value   % of Total Fair   Allocated Book
                                            Assets     Value of Assets      Value            Loss
                                          ==========   ===============   ==============    =========
Cash Proceeds from sale less funding
costs ($200,000 - $1,500 (see (d) below))   $198,500          74.43%      $199,606         $1,106
Estimated value of portion retained
(($190,735+$77,445) - $200,000)               68,180          25.57%        68,574
                                          ==========   ===============   ==============
                                            $266,680            100%      $268,180
                                          ==========   ===============   ==============


(c)   LOSS ON INVESTMENT IN SECURITIES
      - OTHER, NET                              $195
               CASH                                                                          $195

To record upfront fees associated with
establishing the CL&P receivables program.

(d)   LOSS ON INVESTMENT IN SECURITIES
      - OTHER, NET                                                           $394
        INVESTMENT IN SECURITIES                                            1,106
                CASH                                                                       $1,500

To reflect the costs and market valuation associated with the transaction. The costs are based on the March 1997 funding rate of 5.60% plus a spread of .40%. The Loss on Sale of Accounts Receivable and Loss on Investments in Securities, will, over the life of the program reflect the funding and administrative costs of the program. Actual funding costs will vary in accordance with actual collections on accounts receivable.

                            Proceeds from initial sale of Acounts Receivable        $200,000
                                                             Funding Rate  *            6.00%
                                                                           /         (45/360)
                                                                                 -------------
                    Costs associated with initial sale of Accounts Receivable          $1,500
                                                                                 =============

(e)   ACCRUED TAXES                                                      $712
                INCOME TAX EXPENSE                                                       $712

To record the reduction in Federal and State income taxes:
                              $1,695     x         42.00%   =                            $712